UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a – 101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

☑	Filed by the Registrant
☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☑	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-12
ADVENTRX Pharmaceuticals, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person (s) Filing Proxy Statement, if other than Registrant)
Payment of filing fee (Check the appropriate box):

☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, of the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
BOARD OF DIRECTORS AND OFFICERS
COMPOSITION OF THE BOARD AND COMMITTEES
OWNERSHIP OF SECURITIES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
PERFORMANCE MEASUREMENT COMPARISON
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1
NOMINEES
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
PROPOSAL 2
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
HOUSEHOLDING OF PROXY MATERIALS
ANNUAL REPORT
OTHER MATTERS

6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
April 7, 2006
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 15, 2006
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Monday, May 15, 2006 at 10:00 a.m. Pacific Daylight Time at 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121, for the following purposes:
1.	To elect six members to our board of directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed and qualified;

2.	To ratify the Audit Committee’s appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006;

3.	To conduct any other business properly brought before the Annual Meeting or any adjournment of the Annual Meeting.
The matters expected to be acted upon at the Annual Meeting are described in detail in the following Proxy Statement.
It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you promptly register your vote in accordance with the instructions set forth on the enclosed proxy card. A return addressed envelope is enclosed for your convenience. This will ensure your proper representation at the Annual Meeting. Returning the proxy does not deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.
On behalf of our board of directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.
The record date for the Annual Meeting is March 24, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Evan Levine,
Chief Executive Officer and President
San Diego, California
First mailed to stockholders on
or about April 15, 2006

ADVENTRX PHARMACEUTICALS, INC.
6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 15, 2006
QUESTIONS AND ANSWERS
ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We sent you this proxy statement and the enclosed proxy card because the Board of Directors of ADVENTRX Pharmaceuticals, Inc. (sometimes referred to as the “Company” or “ADVENTRX”) is soliciting your proxy to vote at the Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or if made available to you by your broker, bank or other agent, vote over the telephone or the Internet.
The Company intends to mail this proxy statement and accompanying proxy card on or about April 15, 2006 to all stockholders of record entitled to vote at the annual meeting.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on March 24, 2006 will be entitled to vote at the annual meeting. On this record date, there were 68,846,978 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the executive offices of the Company beginning 10 days before the annual meeting as well as during the meeting.
Stockholder of Record: Shares Registered in Your Name
If on March 24, 2006 your shares were registered directly in your name with ADVENTRX’s transfer agent, American Stock Transfer & Trust Company, Inc. , then you are a stockholder of record as of the record date. As such, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 24, 2006 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are two matters scheduled for a vote:
1.	To elect six members to our board of directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed and qualified; and

2.	To ratify the Audit Committee’s appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may withhold voting for any nominee you specify or you may withhold your vote from all nominees as a group. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.
•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, the proxies named in the proxy card will vote your shares as you direct.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card or voting instruction form with these proxy materials from that organization rather than from ADVENTRX along with instructions on how to indicate your voting choices. Simply complete and mail the proxy card or voting instruction form to that organization to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet if these arrangements are provided by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or agent included with these proxy materials, or contact them to request a proxy.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 24, 2006.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all six nominees for director, and “For” the other proposal. If any other matter is properly presented at the meeting, the proxies (named on your proxy card) will vote your shares using their best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, our employees and ADP Brokerage Services Group may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but ADP Brokerage Services Group will be paid its customary fee of approximately $5,000 plus out-of-pocket expenses if it solicits proxies. ADP Brokerage Services Group has mailed a search notice to banks, brokers and nominees to distribute proxy materials on behalf of brokers, banks and nominees to beneficial holders and solicit their proxy responses.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the vote at the meeting. You may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to ADVENTRX’s Corporate Secretary at 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. “Broker non-votes” (described below) count towards the quorum but otherwise have no effect, and will not be counted towards the vote total for any proposal.
If you do not give instructions to your nominee, your nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the American Stock Exchange (“AMEX”). On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Both the election of directors and the ratification of the selection of the independent registered public accounting firm are considered to be discretionary items.
How many votes are needed to approve each proposal?
•	For the election of directors, the 6 nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.

•	To be approved, all other proposals must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions and broker non-votes will have the same effect as an “Against” vote.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are present in person or by proxy at the meeting. On the record date, there were 68,846,978 shares outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy or attend the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date. No notice of an adjourned meeting will be given unless the adjourned date is more than 30 days after the original date or unless we declare a new record date for the adjourned meeting.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2006, available on the SEC’s website at http://www.sec.gov or on our website at http://www.adventrx.com.

BOARD OF DIRECTORS AND OFFICERS
Directors
The names of each of our directors at March 24, 2006 and certain information about them are set forth below. Each of our current directors has been nominated for election to the Board of Directors at the Annual Meeting.

Name	Age	Position	Director Since
M. Ross Johnson, Ph.D.	61	Chairman of the Board	2002
Evan M. Levine	40	Director, Chief Executive Officer, President	2002
Michael M. Goldberg, M.D.(1)	47	Director	2004
Mark J. Pykett, V.M.D., Ph.D. (1)	42	Director	2004
Mark Bagnall, CPA(1)	49	Director	2004
Keith Meister (2)	32	Director	2005

(1)	Member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board of Directors.

(2)	Member of the Compensation Committee of the Board of Directors
M. Ross Johnson, Ph.D. Dr. Johnson has served as our Chairman of the Board since October 2002. Dr. Johnson is also currently Chief Executive Officer, Director and Co-Founder of Parion Sciences, Inc. where he has served since February 2001. He has served on numerous boards and currently holds additional board positions with Cortex Pharmaceuticals, Inc. (COR) and the University of North Carolina Education Advancement Board. He also currently serves on the Advisory Board of the Chemistry Department at the University of California at Berkley and the University of North Carolina at Chapel Hill. From 1995 to 1999, he was President, Chief Executive Officer and Chief Scientific Officer of Trimeris, Inc. (TRMS), a company which went public in 1997. From 1987 to 1994, he was Vice President of Chemistry at Glaxo Inc. (GSK) where he was part of the original scientific founding team for Glaxo’s research entry in the U. S. From 1971 to 1987, Dr. Johnson served in key scientific and research management positions with Pfizer Central Research (PFE). He has also served as a Special Advisor to Nobex Corporation, Ceretec, AtheroGenics, Inc. (AGIX) and Albany Molecular Research, Inc. (AMRI). Dr. Johnson received his B.S. in Chemistry from the University of California at Berkeley in 1967 and a Ph.D. in organic chemistry from the University of California at Santa Barbara in 1970.
Evan M. Levine. Mr. Levine has served as our President and Chief Executive Officer since September 2004 and as a member of our Board of Directors since October 2002. From January 2004 until August 2005, Mr. Levine served as Vice Chairman of the Board and from October 2002 until August 2005 Mr. Levine served as Chief Operating Officer and Secretary of the Company. From March 2002 to June 2002, Mr. Levine served as the Interim Chief Executive Officer of Digital Courier Technologies, Inc., a provider of advanced e-payment services for businesses, merchants and financial institutions. From 1997 to 2001, he served as Managing Principal and Portfolio Manager of Brown Simpson Asset Management, a private equity fund, specializing in structured finance for public companies. From 1996 to 1997, he served as Senior Vice President of Convertible Sales and Trading at Dillon Read & Company, a financial services company, managing a proprietary convertible portfolio and supervising all institutional sales and trading activity. From 1993 to 1996, he served as Vice President of Convertible Sales and Trading at Hambrecht & Quist, a financial services company, where he handled all convertible operations and augmented investment banking and corporate finance revenues through his involvement in the placement of convertible products. From 1992 to 1993, he served as a Global Arbitrage Trader at Spectrum Trading Partners, a financial derivatives trading company, where he was responsible for maintaining market neutral and currency neutral hedges for an international convertible securities portfolio. Mr. Levine has over 18 years of investment banking, venture capital, institutional trading, arbitrage dealing, and senior corporate management experience. He played key roles in the deployment of over $1 billion of investment capital into the health care and technology sectors. Mr. Levine received his B.A. in Economics and Finance from Rutgers University and has completed graduate coursework for his MBA at New York University’s Stern School of Business.
Michael M. Goldberg, M.D. Dr. Goldberg has served as a Director since January 2004. Dr. Goldberg is currently Chairman and Chief Executive Officer of Emisphere Technologies, Inc. where he has served since August 1990. Emisphere is a biopharmaceutical company specializing in the oral delivery of therapeutic macromolecules and other compounds that are not currently deliverable by oral means. Dr. Goldberg was previously a Vice President for The First Boston Corporation, where he was a founding member of the Healthcare Banking Group. He received a B.S. from Rensselaer Polytechnic Institute, an M.D. from Albany Medical College of Union University and an M.B.A. from Columbia University Graduate School of Business.
Mark J. Pykett, V.M.D., Ph.D. Dr. Pykett has served as a Director since February 2004. Dr. Pykett is currently the President and Chief Operating Officer of Boston Life Sciences, Inc. where he has served since November 2004. From May 1996 until April 2003, Dr. Pykett served as President and Chief Executive Officer and a Director of Cytomatrix, LLC, a private biotechnology company focused on the research, development and commercialization of novel cell-based therapies that Dr. Pykett co-founded. Cytomatrix was acquired by Cordlife, Pte. Ltd., a subsidiary of CyGenics Ltd., a public biotechnology company listed on the Australian Stock Exchange. From April 2003 to February 2004, Dr. Pykett served as President of Cordlife and then as President and Director of CyGenics from February 2004 until November 2004. Dr. Pykett graduated Phi Beta Kappa, Summa Cum Laude from Amherst College, holds a veterinary degree, Phi Zeta, Summa Cum Laude, and doctorate in molecular biology from the University of Pennsylvania, and received an M.B.A. degree Beta Gamma Sigma from Northeastern University. He completed post-doctoral fellowships at the University of Pennsylvania and Harvard University. In his research in academia, Dr. Pykett focused on understanding the molecular basis of cancer. Dr. Pykett also held an adjunct faculty position at the Harvard School of Public Health from 1997 to 2004.
Mark Bagnall, CPA. Mr. Bagnall has served as a Director since February 2004. Mr. Bagnall is currently Senior Vice President and Chief Finance and Operations Officer of Metabolex, Inc., a privately held pharmaceutical company focused on the development of drugs to treat diabetes and related metabolic disorders, where he has served since June 2000. Mr. Bagnall has been in the biotechnology industry for over 17 years. In the 12 years prior to joining Metabolex, Mr. Bagnall held the top financial position at four life science companies: Metrika, Inc., a privately held diagnostics company, and three public biotechnology companies, Progenitor, Inc., Somatix Therapy Corporation, and Hana Biologics, Inc. During his career in biotechnology, he has managed several private and public financings, merger and acquisition transactions and corporate licensing agreements. Mr. Bagnall received his Bachelor of Science degree in Business Administration from the U.C. Berkeley Business School and is a Certified Public Accountant.
Keith Meister. Mr. Meister was appointed Director in August 2005. Since June 2002, Mr. Meister has been a Senior Investment Analyst of High River Limited Partnership, a company owned and controlled by Mr. Carl C. Icahn that is primarily engaged in the business of holding and investing in securities. Mr. Meister is also a Senior Investment Analyst of Icahn Partners LP and Icahn Partners Master Fund LP, private investment funds controlled by Mr. Icahn. He is also a director of Icahn Fund Ltd., which is the feeder fund of Icahn Partners Master Fund LP. Since August 2003, Mr. Meister has served as the Chief Executive Officer of American Property Investors, Inc. (“API”), which is the general partner of American Real Estate Partners, L.P., a public limited partnership controlled by Mr. Icahn that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the oil and gas business, the casino entertainment business and the textile business. Mr. Meister served as API’s President from August 2003 to April 2005. From March 2000 through the end of 2001, Mr. Meister co-founded and served as co-president of J Net Ventures, a venture capital fund focused on investments in information technology and enterprise software businesses. From 1997 through 1999, Mr. Meister served as an investment professional at Northstar Capital Partners, an opportunistic real estate investment partnership. Prior to his work at Northstar, Mr. Meister served as an investment analyst in the investment banking group at Lazard Freres. Mr. Meister also is a director of American Entertainment Properties Corp. and American Casino & Entertainment Properties Finance Corp., which are gaming companies, and Scientia Corporation, a private health care venture company, all of which are companies controlled by American Real Estate Partners, L.P., which is controlled by Mr. Icahn. In August 2005, Mr. Meister became a director of American Railcar Industries, Inc., a company of which Mr. Icahn is a principal beneficial stockholder, that is primarily engaged in the business of manufacturing covered hopper and tank railcars. Mr. Meister has been a director of XO Holdings, Inc. since February 2006 and was a member of XO Communications, Inc.’s (XO Holdings’ predecessor) Board of Directors from January 2003 to February 2006. XO Holdings is a publicly traded telecommunications services provider controlled by Mr. Icahn. In addition, in January 2006, Mr. Meister became a director of BKF Capital Group Inc., a publicly traded investment firm. Mr. Meister received his A.B. in Government, cum laude, from Harvard College.

Officers
The names of each of our executive officers at March 24, 2006 and certain information about them are set forth below.

Name	Age	Position
Evan Levine(1)	40	Chief Executive Officer and President
Carrie E. Carlander	35	Chief Financial Officer, Senior Vice President, Finance, Secretary and Treasurer
Joan M. Robbins	45	Executive Vice President and Chief Science Officer
Brian Culley	34	Senior Vice President, Business Development
Mark Cantwell	32	Vice President, Research & Development

(1)	Information regarding Mr. Levine appears above under the heading “Directors.”
Carrie E. Carlander. Ms. Carlander has served as our Vice President, Finance and Treasurer since November 2005 and was appointed Chief Financial Officer in December 2005. Furthermore, Ms. Carlander was appointed Senior Vice President, Finance in January 2006. From August 2004 to December 2004, Ms. Carlander served in a consulting capacity as Chief Financial Officer of Singlefin, Inc., an email/internet security software company. From December 2003 to December 2004, Ms. Carlander served in a consulting capacity as Chief Financial Officer of SofLinx, Inc., a wireless sensor network and software company. From December 2002 to June 2004, Ms. Carlander served as Vice President of Finance of V-Enable, Inc., a software company specializing in multimodal software for wireless devices. From December 1996 to May 2000, Ms. Carlander served first as Director of Finance and Human Resources, and then as Vice President, Finance and Administration, of Websense Inc., a publicly traded company that provides software products that analyze, report and manage computing resource use by employees. Ms. Carlander received her B.A. in Political Science from University of California, San Diego, her MBA from San Diego State University and a Certified Management Accountant designation from the IMA.
Joan M. Robbins, Ph.D. Dr. Robbins is our Executive Vice President and Chief Science Officer. She served as our Chief Technical Officer from March 2003 to January 2006, and was appointed Executive Vice President and Chief Science Officer in January 2006. From 1996 to 2003, Dr. Robbins was employed by Immusol, Inc., a biopharmaceutical company specializing in anticancer and antiviral therapeutics in addition to certain dermatologic and ophthalmic disorders. At Immusol, she held several positions, including Vice President, Product Development, Senior Director, Product Development, and Director, Therapeutics. Dr. Robbins has directed drug discovery and development resulting in the advancement of drug candidates into Phase I, II and III human trials, including the development of clinical protocols with the FDA. She has also led programs for formulation, manufacturing, toxicology and pharmacology development. From 1994 to 1995, she was Research Scientist and Project Leader for Cancer Research at Chiron where she developed gamma-IFN recombinant retroviral immuno-gene therapy for cancer, and tk-recombinant retroviral gene therapy for brain tumors. From 1992 to 1993, Dr. Robbins was a Post Graduate Researcher at University of California, San Diego, where she developed a novel DNA-based immunotherapeutic for treatment of Her2/neu expressing tumors. From 1990 to 1991, she was a Research Fellow at the Garvin Institute for Medical Research, Centre for Immunology in Sydney, Australia, and from 1981 to 1989, Dr. Robbins was a Microbiologist at the Laboratory of Tumor Immunology and Biology at the National Cancer Institute in Bethesda, Maryland. Dr. Robbins’ background in drug discovery and development has resulted in over 20 scientific publications and 5 patents. Dr. Robbins received her B.S. degree in genetics from the University of California, Davis, and a Ph.D. degree in genetics from George Washington University, Washington D.C.
Brian M. Culley, MS, MBA. Mr. Culley is our Senior Vice President, Business Development. He has served as Vice President, Business Development since joining us in December 2004, and was appointed Senior Vice President, Business Development in January 2006. From 2002 until 2004, Mr. Culley managed all strategic collaborations and licensing agreements for Immusol, Inc. in San Diego, where his most recent title was Director of Business Development and Marketing. From 1999 until 2000, he was a licensing and marketing associate at the University of California, San Diego Department of Technology Transfer & Intellectual Property Services and from 1996 to 1999, he was a research associate for Neurocrine Biosciences, Inc., where he performed drug discovery research. Mr. Culley has over 12 years of experience in the biotechnology industry, including deal structure and negotiation, licensing, due diligence, market and competitive research, and venture funding. He received a MS in Biochemistry from the University of California Santa Barbara and an MBA from The Johnson School of Business at Cornell University with an emphasis on private equity and entrepreneurship.
Mark J. Cantwell, Ph.D., Dr. Cantwell is Vice President, Research and Development and has served in this role since January 2006. Dr. Cantwell joined the Company as Director of Preclinical Programs in November 2003. From 1998 to 2003, Dr. Cantwell was employed at Tragen Pharmaceuticals, formerly Immunogenex Inc., a company specializing in immune therapies for cancer and autoimmune diseases. While at Tragen, Dr. Cantwell was a staff scientist involved in the preclinical development of Tragen’s drug candidates. Prior to joining Tragen, Dr. Cantwell received his Ph.D. in Biomedical Sciences at the University of California, San Diego in the lab of Thomas J. Kipps, M.D., Ph.D.. Dr. Cantwell received his B.S. in Applied Biology at Georgia Institute of Technology
COMPOSITION OF THE BOARD AND COMMITTEES
The Board of Directors is currently composed of six members. Each director’s term is subject to the election and qualification of his successor, or his earlier death, resignation or removal. The authorized number of directors may not be less than three or more than nine and may be established within that range by our Board of Directors. There are no family relationships among any of our directors or executive officers.
Majority of Independent Directors
A majority of the members of our Board of Directors are independent without giving effect to the special independence requirements regarding affiliate status that are applicable to audit committee members under Rule 10A-3(b)(1)(ii)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We consider a director generally independent if that director is not an officer or employee of the Company and our Board of Directors affirmatively determines that the director does not have a material relationship with us that would interfere with the exercise of his independent judgment. In determining the independence of our Audit Committee members our Board of Directors also applies the additional requirements set forth in Rule 10A-3(b)(1)(ii)(B) of the Securities Exchange Act of 1934 and determines whether any such committee member (i) has accepted any consulting, advisory, or other compensatory fee from us, whether directly or indirectly, or (ii) is an affiliate of us. Our Board consults with our legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding independence, including those set forth in pertinent listing standards of the AMEX, as in effect from time to time.
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that Ross Johnson, Mark Pykett, Michael Goldberg, Mark Bagnall and Keith Meister are independent directors, with the exception that Keith Meister would not be deemed independent for purposes of serving on our Audit Committee under Rule 10A-3(b)(1)(ii)(B) of the Securities Exchange Act of 1934.
Board Committees
Our Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Audit Committee is comprised of Mark Bagnall (Chairman), Mark Pykett and Michael Goldberg, each of whom is independent, including under Rule 10A-3(b)(1)(ii)(B) of the Securities Exchange Act of 1934. Our Nominating and Governance Committee is comprised of Mark Pykett (Chairman), Michael Goldberg and Mark Bagnall. Our Compensation Committee is comprised of Michael Goldberg (Chairman), Mark Pykett, Mark Bagnall and Keith Meister, each of whom is independent.
Below is a description of each committee of the Board of Directors.
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q; and discusses with management and the independent auditors the results of the annual audit and the results of our quarterly financial statements. The responsibilities of our Audit Committee are described in the Audit Committee Charter adopted by our Board of Directors.
We believe that each member of our Audit Committee is able to read and understand fundamental financial statements, including balance sheets, income statements, and cash flow statements. In addition, we believe that each member of our Audit Committee an “audit committee financial expert” within the meaning of Item 401(h)(2) of Regulation S-K under the Securities Act of 1933, as amended, and that each member is financially sophisticated, in that he has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities.
In concluding that our Audit Committee members are “audit committee financial experts,” the Board of Directors determined that they each have:
(i) an understanding of generally accepted accounting principles and financial statements;
(ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
(iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities;
(iv) an understanding of internal control over financial reporting; and
(v) an understanding of audit committee functions.
Designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other Audit Committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.
Report of the Audit Committee
of the Board of Directors
The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent auditors, J.H. Cohn LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2005, included in the Company’s Annual Report on Form 10-K for that year.

The Audit Committee has reviewed and discussed these audited financial statements with the Company’s management. The Audit Committee has also discussed with the Company’s independent auditors, J.H. Cohn LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. Further, the Audit Committee has received the written disclosures and the letter from J.H. Cohn LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as amended, and has discussed with J.H. Cohn LLP the independence of J.H. Cohn LLP from the Company.
Based on these reviews and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors,
Mark Bagnall
Michael Goldberg
Mark Pykett
Compensation Committee
The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers the Company’s stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. All members of the Company’s Compensation Committee are independent.
No member of our compensation committee and none of our executive officers has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.
Report of the Compensation Committee
on Executive Compensation
The Compensation Committee approves compensation objectives and policies for all employees and sets compensation for the Company’s executive officers.
Objectives and Policies
The Committee seeks to ensure that:
▪	Rewards are closely linked to Company-wide, area, team and individual performance;

▪	The interests of the Company’s employees are aligned with those of its stockholders through potential stock ownership; and

▪	Compensation and benefits are set at levels that enable the Company to attract, retain and motivate the highly qualified employees necessary to achieve the Company’s objectives.
Executive Officer Compensation Program Components. The Committee reviews the Company’s compensation program to ensure that salary levels and incentive opportunities are competitive and reflect the performance of the Company. The Company’s compensation program for the Chief Executive Officer and other executive officers currently consists of base salary and equity-based compensation in the form of stock options.
Base Salary. Base salary levels for the Chief Executive Officer and the other executive officers are determined, in part, through comparisons with local companies in the pharmaceutical industry and other companies with which the

Company competes for personnel. In addition, the Committee evaluates individual experience and performance and specific issues particular to the Company, such as creation of stockholder value and achievement of Company milestones. The Committee reviews each executive’s salary at least annually and may increase executives’ salaries in connection with the Committee’s annual review based on: (i) the individual’s increased contribution to the Company over the prior 12 months; (ii) the individual’s increased responsibilities over the prior 12 months; and (iii) any increase in median competitive pay levels.
Annual Incentive Compensation. In the last three years the Company has not awarded any annual cash incentive compensation to its named executive officers except that the Company paid a former Chief Executive Officer a $15,000 bonus in 2003. The Company does not currently have any cash incentive plan, program or guidelines for its executive officers or other employees. However, the Compensation Committee currently plans to formulate bonus guidelines for executive officers and other employees which would provide a direct financial incentive in the form of an annual cash bonus awarded based on the achievement during defined periods of time of specifically defined individual and corporate performance goals. We expect that a portion of the total possible cash incentive compensation would be based on the achievement of individual accomplishments and that the remaining portion would be based on the Company’s achievement of certain goals, measured both quarterly and annually. We would set bonus awards at a level competitive within the local pharmaceutical and high technology industries as well as among a broader group of technology companies of comparable size and complexity.
Equity-Based Incentive Compensation. The Compensation Committee believes that equity-based compensation in the form of stock options or other equity awards links the interests of employees and stockholders by focusing employees and management on increasing stockholder value. In May 2005, the Company’s stockholders approved the 2005 Equity Incentive Plan (the “Incentive Plan”). The Compensation Committee expects that it will grant options to executives and other employees when such persons join the Company and periodically thereafter in connection with changes in responsibilities, and, occasionally, to achieve equity within a peer group. The number of shares subject to each stock option or other equity grant will take into account or be based on anticipated future contribution and ability to impact corporate or business unit results, past performance or consistency within the employee’s peer group, prior option grants to the employee and the level of vested and unvested options. The Compensation Committee expects that these options will generally vest as to 25% of the total shares within one year after the date of grant and then monthly over the next three years.
Compensation of Chief Executive Officer. As reported in a current report on Form 8-K filed with the SEC on November 29, 2005, pursuant to a Lockup Agreement, dated November 22, 2005, among Evan Levine, our President and Chief Executive Officer, and Icahn Partners LP, Icahn Master Fund LP and High River Limited Partnership (collectively, the “Icahn Entities”), Mr. Levine agreed, among other things, not to accept or request any increase in, or cause the Company to increase, the amount of his compensation, including his base compensation and bonuses, without the prior written consent of a majority of the members of our Board of Directors, including Keith Meister, the director nominated to our Board of Directors pursuant to a Rights Agreement, dated July 27, 2005, among the Company, the Icahn Entities and other persons. Mr. Levine’s ability to accept from us any increase in his compensation or any cash or equity bonus would be subject to this Lockup Agreement.
After its review of all existing programs, the Committee believes that, with the adoption of the Incentive Plan, the Company’s compensation program for its executive officers is competitive with the compensation programs provided by other companies with which the Company competes.

Submitted by the Compensation Committee of the
Board of Directors,
Mark Bagnall
Michael Goldberg
Mark Pykett
Keith Meister
Nominating and Governance Committee
Our Nominating and Governance Committee identifies prospective director candidates, recommends nominees for election to our Board of Directors, develops and recommends Board member selection criteria, considers committee member qualification, recommends corporate governance principles to the Board of Directors, and provides oversight in the evaluation of our Board of Directors and each committee. The responsibilities of our Nominating and Governance Committee are described in the Nominating and Governance Committee Charter approved by our Board of Directors, a current copy of which is available on the Company’s website at www.adventrx.com.
When there is a need to identify or evaluate a prospective nominee, our Nominating and Governance Committee undertakes a review process which may involve, among other things, candidate interviews, inquiries of the person or persons recommending the candidate, engagement of an outside firm to gather additional information or discussions with management and incumbent directors. In evaluating candidates, including current directors eligible for re-election, our Nominating and Governance Committee considers various factors that it considers necessary or appropriate, including the size and composition of our Board of Directors and our committees, the needs of our Board of Directors and our committees, the candidate’s expertise and experience, the candidate’s independence and potential conflicts of interest, the candidate’s character and integrity, and the candidate’s existing commitments. Upon completion of its review and evaluation, our governance and nominating committee makes its recommendations to our Board of Directors regarding the candidate(s). After considering our governance and nominating committee’s recommendations, our Board of Directors determines and approves which candidate(s) shall be recommended for nomination for election to our Board of Directors, subject to stockholder approval.
Our Nominating and Governance Committee will consider candidates for nomination as director who are recommended by the Company’s stockholders and will not evaluate any candidate for nomination as director differently solely because the candidate was recommended by a stockholder. To recommend a prospective candidate for consideration by our Nominating and Governance Committee, stockholders of the Company should submit the candidate’s name and qualifications to the committee in writing at the following address: ADVENTRX Pharmaceuticals, Inc., 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121, Attention: Secretary. The Secretary will then forward this information to our Nominating and Governance Committee. To date, the Company has not received any candidate nominations from any stockholder or group of stockholders.
Meetings of the Board of Directors
During the year ended December 31, 2005, our Board of Directors met five times, our Audit Committee met three times and our Compensation Committee met four times. In addition, the Board of Directors established a Pricing Committee composed of Evan Levine, Mark Bagnall and Mark Pykett for the purpose of approving the final terms of a financing we consummated in July 2005, including the purchase price of shares sold in that financing and the number of shares to be sold. The Pricing Committee met on one occasion in 2005. Our Board of Directors also acted by unanimous written consent on eight occasions during the year ended December 31, 2005. Each Board member attended 75% or more of the aggregate number of the meetings of the Board and of the committees on which he served held during the period for which he was a director or committee member, respectively, during the year ended December 31, 2005.
Stockholder Communications with the Board of Directors
We have a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the our Secretary at ADVENTRX Pharmaceuticals, Inc., 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121. All communications will be compiled by our Secretary and submitted to the Board or the individual directors on a periodic basis. These communications will be reviewed by one or more of our employees designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements or solicitations). All communications directed to the Audit Committee in accordance with our Code of Business Conduct and Ethics that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.
Code of Ethics
We adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our employees (including our executive officers) and directors. We will provide to any person without charge, upon request, a copy of the Code. Any such request must be made in writing to ADVENTRX Pharmaceuticals, Inc., c/o Investor Relations, 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121.
Compensation of Directors
Until May 15, 2006, our non-employee directors other than our Chairman each receives a quarterly payment of $5,000 in consideration of service as a director and our Chairman, Ross Johnson, receives a quarterly payment of $6,250 in consideration of his service as Chairman.
Our Board of Directors approved revisions to the compensation payable to our directors that will become effective on May 15, 2006. Effective May 15, 2006, our non-employee directors other than our Chairman will each receive quarterly payments in consideration of their service as set forth below:
     Board of Directors Membership
•	$2,500 per calendar quarter to each director (other than the Chairperson of the Board);

•	$3,750 per calendar quarter to the Chairperson of the Board;
     Audit Committee Membership
•	$2,500 per calendar quarter to each director that is a member of the Audit Committee of the Board (other than the Chairperson of the Audit Committee of the Board);
•	$5,000 per calendar quarter to the Chairperson of the Audit Committee of the Board;
     Compensation Committee Membership
•	$1,250 per calendar quarter to each director that is a member of the Compensation Committee of the Board (other than the Chairperson of the Compensation Committee of the Board);

•	$2,500 per calendar quarter to the Chairperson of the Compensation Committee of the Board;
     Nominating and Governance Committee Membership
•	$625 per calendar quarter to each director that is a member of the Nominating and Governance Committee of the Board (other than the Chairperson of the Nominating and Governance Committee of the Board);

•	$2,500 per calendar quarter to the Chairperson of the Nominating and Governance Committee of the Board.
In addition to the above compensation, effective May 15, 2006, our non-employee directors will receive with respect to each meeting of the Board of Directors or any committee of the Board with a duration of more than 15 minutes, other than (i) the first four meetings of the Board held during each calendar year, (ii) the first four meetings of the Audit Committee held during each calendar year, (iii) the first two meetings of the Compensation Committee held during each calendar year, and (iv) the first meeting of the Nominating Committee held during each calendar year:
*	$1,000 to each director for each such meeting of the Board or any committee of the Board of which such director is a member attended by such director in person;

*	$500 to each director for each such meeting of the Board or any committee of the Board of which such director is a member attended by such director via telephone conference call.
Pursuant to the terms of our 2005 Equity Incentive Plan, each non-employee director is automatically granted a nonstatutory stock option to purchase 50,000 shares of our common stock at the first meeting of the Board following each annual meeting of stockholders, provided that such director has served on the Board for at least the preceding six months. The exercise price per share of each of these automatic grants is equal to 105% of the fair market value of a share of common stock on the date the option is automatically granted.

OWNERSHIP OF SECURITIES
The following table sets forth certain information as of March 24, 2006, concerning the ownership of common stock by (i) each of our stockholders that we believe is the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current member of our Board of Directors, (iii) each of our executive officers and (iv) all directors and executive officers as a group.
We determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act and included all shares over which the beneficial owner exercises voting or investment power. Options and warrants to purchase common stock that are presently exercisable or exercisable within 60 days of March 24, 2006 that are held by any person listed below are included in the total number of shares beneficially owned for such person and are considered outstanding for the purpose of calculating the percentage ownership only of such holder. We have relied on information supplied by our officers, directors and certain stockholders and on information contained in filings with the SEC in completing the table below. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons or contained in filings with the SEC, that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership of common stock is based on 68,846,978 shares of common stock outstanding as of March 24, 2006 and for any particular stockholder, the options or warrants described above held by that holder.

	Beneficial Ownership as of	Percent of
Name and Address of Beneficial Owner (1)	March 24, 2006	Outstanding
Carl Icahn Related Funds (2) c/o Icahn Associates Corp. 767 Fifth Avenue New York, NY 10153	8,648,648	12.56%

Viking Global Funds (3) c/o Viking Global Investors LP 55 Railroad Avenue Greenwich, CT 06830	6,911,366	10.04%

Mark Capital LLC (4)	4,320,000	6.27%

Matthew Balk (5) 570 Lexington Avenue New York, NY 10022	3,620,371	5.26%
Current Directors
M. Ross Johnson, Ph.D. (6)	2,289,259	3.33%
Evan M. Levine (7)	4,570,000	6.64%
Mark Bagnall (8)	91,667	*
Michael Goldberg (9)	167,667	*
Mark Pykett (10)	91,667	*
Keith Meister (11)	8,648,648	12.56%
Executive Officers who are not Directors
Joan Robbins, Ph.D. (12)	495,833	*
Carrie Carlander (13)	125,000	*
Brian Culley (14)	47,222	*
Mark J. Cantwell (15)	66,667	*
All directors and executive officers as a group	16,593,630	24.10%

*	Less than one percent.

(1)	Unless indicated otherwise, the address of each person listed in the table is c/o ADVENTRX Pharmaceuticals, Inc.; 6725 Mesa Ridge Road, Suite 100; San Diego, California 92121

(2)	Includes 864,865 shares of common stock held by High River Limited Partnership (“High River”), 1,660,540 shares of common stock held by Icahn Partners LP (“Icahn Partners”) and 1,798,919 shares of common stock held by Icahn Partners Master Fund LP (“Icahn Master”). Also includes 864,865 shares of common stock issuable upon exercise of warrants held by High River, 1,660,540 shares of common stock issuable upon exercise of warrants held by Icahn Partners and 1,798,919 shares of common stock issuable upon exercise of warrants held by Icahn Master. Based on our review of a Schedule 13D filed with the Commission on August 5, 2005 (the “Icahn 13D”) by High River, Hopper Investments, LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Master, Icahn Offshore LP (“Icahn Offshore”), CCI Offshore Corp. (“CCI Offshore”), Icahn Partners, Icahn Onshore LP (“Icahn Onshore”), CCI Onshore Corp. (“CCI Onshore”) and Mr. Carl C. Icahn, we believe that each of (i) Barberry, Hopper and Mr. Icahn may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares (including warrant shares) held by High River; (ii) CCI Onshore, Icahn Onshore and Mr. Icahn may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares (including warrant shares) directly held by Icahn Partners; and (iii) CCI Offshore, Icahn Offshore and Mr. Icahn may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares (including warrant shares) directly held by Icahn Master because in each of the foregoing cases such referenced persons are in a position to directly or indirectly determine the investment and voting decisions of the holder referenced. Barberry, Hopper, CCI Onshore, Icahn Onshore, CCI Offshore, Icahn Offshore and Mr. Icahn each disclaim beneficial ownership of such shares they may be deemed the beneficial owner of for all other purposes.

(3)	Includes 1,609,700 shares of common stock held by VGE III Portfolio Ltd. (“VGE III”) and 1,517,883 shares of common stock held by Viking Global Equities LP (“VGE Global”). Also includes 1,951,300 shares of common stock issuable upon exercise of warrants held by VGE III and 1,832,483 shares of common stock issuable upon exercise of warrants held by Viking Global. Based on our review of a Schedule 13G filed with the Commission on August 5, 2005 (the “Viking 13G”) by Viking Global Performance LLC (“VGP”), Viking Global Investors LP (“VGI”), VGE Global, O. Andreas Halvorsen, Brian T. Olson and David C. Ott, we believe that each of VGP, VGI and Messrs. Halvorsen, Olson and Ott may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares (including warrant shares) directly held by VGE III and VGE Global because such persons are in a position to directly or indirectly determine the investment and voting decisions of VGE III and VGE Global.

(4)	Includes 125,601 shares of common stock subject to a warrant.

(5)	We have relied on information provided by Mr. Balk on March 28, 2006 as to his ownership as of March 24, 2006 as well as on our records pertaining to the issuance of securities to Mr. Balk. Includes 400,000 shares of common stock held by Mr. Balk’s wife’s retirement plan; 151,900 shares of common stock held directly by Mr. Balk’s wife; 623,600 shares of common stock held by Mr. Balk’s two children; and exercisable warrants to purchase an aggregate of 188,909 shares of common stock.

(6)	Includes 541,667 shares of common stock exercisable under an option and exercisable warrants to purchase 532,528 shares of common stock.

(7)	Includes 4,194,399 shares of common stock held by Mark Capital LLC and 125,601 shares of common stock subject to a warrant held by Mark Capital LLC. Mr. Levine is the managing member of Mark Capital LLC. Includes 250,000 shares of common stock exercisable under an option.

(8)	Includes 91,667 shares of common stock subject to options that are exercisable within 60 days of March 24, 2006.

(9)	Includes 91,667 shares of common stock subject to options that are exercisable within 60 days of March 24, 2006; a warrant to purchase 6,000 shares of common stock; and a warrant to purchase 50,000 shares of common stock held by Emisphere Technologies, Inc. of which Mr. Goldberg is the President and Chief Executive Officer.

(10)	Includes 91,667 shares of common stock subject to options that are exercisable within 60 days of March 24, 2006.

(11)	Based on our review of a Form 3 filed with the Commission on August 16, 2005 (the “Form 3”) by Keith Meister, a member of our Board of Directors, and the information disclosed in the Icahn 13D, we believe that because Mr. Meister is a limited partner of Icahn Onshore and has an interest in the fees, including the performance fees, relating to Icahn Onshore and Icahn Offshore, he may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares (including warrant shares) beneficially owned by Icahn Onshore and Icahn Offshore. Mr. Meister disclaims beneficial ownership of all such shares (including warrant shares) in the Form 3.

(12)	Includes 333,333 shares of common stock subject to an option that is exercisable within 60 days of March 24, 2006; and 167,500 shares of common stock held by Dr. Robbins’ husband.

(13)	Includes 100,000 shares of common stock subject to an option that is exercisable within 60 days of March 24, 2006.

(14)	Consists of 47,222 shares of common stock subject to options that are exercisable within 60 days of March 24, 2006.

(15)	Consists of 66,667 shares of common stock subject to options that are exercisable within 60 days of March 24, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Since January 1, 2005, we have not entered into any material transaction with any of our directors, executive officers or holders of more than 5% of our common stock, or with any persons in which directors, executive officers or such stockholders have direct or indirect material interests, except as described in the following two paragraphs.
In July 2005, we entered into a Securities Purchase Agreement with (i) Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership (the “Icahn Funds”); (ii) Viking Global Equities LP and VGE III Portfolio Ltd. (the “Viking Funds”), and (iii) certain other investors (the “Purchase Agreement”). Pursuant to the Purchase Agreement, we sold 4,324,324 shares of our common stock to the Icahn Funds for an aggregate purchase price of approximately $8,000,000 and issued to the Icahn Funds warrants to purchase 4,324,324 shares of our common stock at an exercise price of $2.26 per share. Pursuant to the Purchase Agreement, we also sold 3,783,783 shares of our common stock to the Viking Funds for an aggregate purchase price of approximately $7,000,000 and issued to the Viking Funds warrants to purchase 3,783,783 shares of our common stock at an exercise price of $2.26 per share. We believe that the Icahn Funds and the Viking Funds are each the beneficial holder of more than five percent of our outstanding common stock. We believe that Keith Meister, a member of our Board of Directors, may be deemed to be the beneficial owner of the shares beneficially owned by the Icahn Funds.
During 2004, we engaged Burnham Hill Partners to provide placement agent services to us in connection with the sale of certain of our securities. In connection with that engagement, we agreed to pay to Burnham Hill Partners a four percent cash commission on each cash exercise of warrants to purchase up to an aggregate of (i) 3,125,272 shares of Common Stock at $2.00 per share and (ii) 2,083,518 shares of Common Stock at $2.50 per share, which warrants were acquired by investors in transactions for which Burnham Hill Partners acted as placement agent. During 2005, we paid $84,378 to Burnham Hill Partners as cash commissions in connection with the cash exercise of a portion of these warrants. We believe that Matthew Balk, a person we believe is the beneficial holder of more than five percent of our outstanding common stock, is a partner of Burnham Hill Partners and therefore may have an indirect material interest in the amounts we have paid to Burnham Hill Partners. We do not know the nature or extent of Mr. Balk’s indirect interest in the amounts we paid to Burnham Hill Partners.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
The following Summary Compensation Table sets forth summary information as to compensation received by the Company’s Chief Executive Officer and each of the other most highly compensated persons who earned over $100,000 per year and were serving as executive officers of the Company as of December 31, 2005.

			Annual Compensation			Long-Term Compensation
						Awards		Payouts
Restricted
					Other Annual	Stock	Securities	LTIP	All Other
Name and Principal Position	Year	Salary		Bonus	Compensation	Award(s)	Underlying Options	Payouts	Compensation
Evan Levine (1) Chief Executive Officer and President	2005 2004 2003	$ $ $	250,000 210,000 85,000	— — —	— — —	— — —	— — 250,000	— — —	— — —

Joan M. Robbins (2) Executive Vice President and Chief Science Officer	2005 2004 2003	$ $ $	230,000 182,500 127,497	— — —	— — —	— — —	100,000 — 300,000	— — —	— — —

Carrie E. Carlander (3) Chief Financial Officer, Senior Vice President, Finance, Treasurer and Secretary	2005 2004 2003	$ $ $	180,000 22,500 —	— — —	— — —	— — —	200,000 — —	— — —	— — —

Brian M. Culley (4) Senior Vice President, Business Development	2005 2004 2003	$ $ $	170,000 14,167 —	— — —	— — —	— — —	100,000 — —	— — —	— — —

Mark J. Cantwell (5) Vice President, Research & Development	2005 2004 2003	$ $ $	120,000 90,000 15,000	— — —	— — —	— — —	50,000 — 50,000	— — —	— — —

(1)	Mr. Levine became an executive of the Company in October 2002 but did not begin receiving an annual salary until July 2003. Mr. Levine’s current annual salary is $250,000.

(2)	Dr. Robbins began her employment with the Company March 4, 2003. Dr. Robbins’ current annual salary is $250,000.

(3)	Ms. Carlander began her employment with the Company on November 17, 2005. Ms. Carlander’s current annual salary is $200,000.

(4)	Mr. Culley began his employment with the Company on December 1, 2005. Mr. Culley’s current annual salary is $200,000.

(5)	Dr. Cantwell began his employment with the Company on November 3, 2003. Dr. Cantwell’s current annual salary is $150,000.
Option Grants.

					Potential Realizable
					Value at Assumed
	Number of shares	Percent of total options			Annual Rates of
	of Common Stock	granted to employees			Stock Price Appreciation
	underlying options	in the fiscal year ended	Exercise	Expiration	for Option Term
Name	granted	December 31, 2005 (1)	Price	Date	5%	10%
Evan M. Levine	0 (2)	0%	—	—	—	—
Joan M. Robbins	100,000 (3)	11.1%	$2.30	07-13-2015	$144,646	$366,561
Carrie E. Carlander	200,000	22.1%	$2.30	07-13-2015	$289,292	$733,122
Brian M. Culley	100,000	11.1%	$2.30	07-13-2015	$144,646	$366,561
Mark J. Cantwell	50,000 (4)	5.5%	$2.30	07-13-2015	$72,323	$183,280

(1)	The percent of total options set forth in this column is based on the aggregate number of new stock options issued under our 2005 Equity Incentive Plan (the “Plan”) to employees in 2005 and not on replacement stock options to purchase an aggregate of 870,000 of our common stock (the “Replacement Options”) that we issued to certain employees under our Plan that were issued to replace pre-existing options that were not issued under the Plan. The pre-existing non-Plan options were each cancelled in connection with the issuance of the Replacement Options resulting in no net increase in the number of option shares. Each Replacement Option granted contained terms and conditions substantially similar to the terms and conditions of the pre-existing option it replaced and granted no additional benefit to the optionholder.

(2)	This table does not include the grant to Mr. Levine of a Replacement Option to purchase 250,000 shares of our common stock.

(3)	This table does not include the grant to Dr. Robbins of a Replacement Option to purchase 300,000 shares of our common stock.

(4)	This table does not include the grant to Mr. Cantwell of a Replacement Option to purchase 50,000 shares of our common stock.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values
No executive officer or member of our Board of Directors exercised any of our stock options during the fiscal year ended December 31, 2005.
The following table provides information regarding the number of shares of our common stock covered by both exercisable and unexercisable stock options held by our named executive officers as of December 31, 2005, and the value of those options that were “in-the-money” as of December 31, 2005, which values represent the positive spread between the exercise price of any such options and the fair market value of our common stock as of December 31, 2005.

	Number of Securities		Value of in-the-Money
	Underlying Unexercised		Options At
	Options At December 31, 2005		December 31, 2005 (1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Evan Levine	250,000	0	$695,000	$0
Joan M. Robbins	300,000	100,000	$834,000	$98,000
Carrie E. Carlander	72,222	127,778	$70,777	$125,222
Brian M. Culley	33,333	66,667	$32,666	$65,334
Mark J. Cantwell	50,000	50,000	$94,000	$49,000

(1)	Value based on the closing price of common stock of $3.28 on December 30, 2005, less the option exercise price.
Employment Contracts
We have entered into employment offer letters with each of our named executive officers other than Mr. Levine, our Chief Executive Officer. Each offer letter with our named executed officers sets forth the named executive officer’s initial base salary amount and the proposed option grant we would recommend to our Board of Directors for approval. None of these offer letters indicates a specific term of employment, each officer is an “at-will” employee and each officer’s employment may be terminated by either party at any time. We have not entered into an employment offer letter or agreement with Mr. Levine; Mr. Levine is employed as an “at-will” employee. We currently have customary confidentiality and invention assignment agreements in place with the named executive officers. We do not have any compensatory plan or arrangement with any named executive officer that is activated upon the resignation, termination or retirement of any of these executive officers, or upon a change in control of us, except that the vesting of stock options held by our executive officers would accelerate in full in the event of a change of control, provided that the officer is employed as of the closing of such change of control and the stock option is not assumed or replaced by the successor or acquiring entity.
PERFORMANCE MEASUREMENT COMPARISON
The following graph shows the six-month cumulative total stockholder return (change in stock price plus reinvested dividends) assuming the investment of $100 on October 2, 2001 (the day of we first registered our common stock under Section 12 of the Exchange Act) in each of our common stock, the Amex Composite Index, the Amex Biotech Index and the Nasdaq Biotechnology Index through December 31, 2005. The comparisons in the table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company’s common stock.

	Cumulative Total Return
	10/2/2001	12/31/2001	6/30/2002	12/31/2002	6/30/2003	12/31/2003	6/30/2004	12/31/2004	6/30/2005	12/31/2005
ADVENTRX Pharmaceuticals, Inc.	$100.00	$100.00	$74.29	$22.29	$58.86	$49.14	$80.00	$64.00	$131.43	$187.43
Amex Biotech Index	$100.00	$125.04	$75.36	$72.84	$92.98	$105.55	$112.42	$117.21	$121.56	$146.64
Nasdaq Biotechnology Index	$100.00	$118.51	$66.51	$64.79	$87.65	$94.43	$99.02	$100.22	$90.03	$103.06
Amex Composite Index	$100.00	$104.16	$109.74	$101.31	$119.10	$144.22	$153.59	$176.27	$189.79	$216.17
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of ours. Directors, executive officers and greater than 10% holders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of Forms 3 and 4 received during 2005 and Forms 5 (or any written representations) received with respect to fiscal year 2005, we believe that all directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during 2005.

PROPOSAL 1
ELECTION OF DIRECTORS
At the Annual Meeting, six directors (constituting our entire Board of Directors) are to be elected to serve until the next annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. There are six nominees, all of whom are currently directors of the Company.
NOMINEES
Set forth below is information regarding the nominees for election to our board of directors:

Name	Position	Year First Elected
M. Ross Johnson, Ph.D.	Chairman of the Board	2002
Evan M. Levine	Director, Chief Executive Officer and President	2002
Michael M. Goldberg, M.D.	Director	2004
Mark J. Pykett, V.M.D., Ph.D.	Director	2004
Mark Bagnall, CPA	Director	2004
Keith Meister	Director	2005
Each person nominated has agreed to serve if elected, and our Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF ALL NOMINEES NAMED IN
PROPOSAL 1

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The Audit Committee of the Board of Directors has selected J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. J.H. Cohn LLP has audited the Company’s financial statements for the fiscal years ended December 31, 2005 and 2004.
Neither the Company’s bylaws nor other governing documents or law require such ratification. However, the Audit Committee is seeking ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to adopt this proposal. Abstentions will have the same effect as negative votes.
We currently expect that representatives of J.H. Cohn LLP will be present at the Annual Meeting. We would give such representatives the opportunity to make a statement if they desire to do so and such representatives would likely be available to respond to appropriate questions.
Independent Auditors’ Fees
The following table shows the fees paid or accrued by us for the audit services provided by J.H. Cohn LLP for fiscal 2005 and 2004. During the fiscal years ended December 31, 2005 and 2004, no other fees were billed by J.H. Cohn LLP for information technology consulting or any other services.

	2005	2004
Audit Fees (1)	$236,020	$82,556
Audit-Related Fees	$44,153	$6,340
Tax Fees	—	—
All Other Fees	$37,730	—

Total	$317,903	$88,896

(1)	Audit fees represent fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Forms 10-Q.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, J.H. Cohn LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of the services other than audit services by J.H. Cohn LLP is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
Under rules of the SEC, to be considered for inclusion in the Company’s proxy statement relating to the 2007 Annual Meeting of Stockholders, stockholder proposals pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act must be received a reasonable time before the date the Company begins to print and mail its proxy materials for the 2007 Annual Meeting of Stockholders, but in no event later than December 16, 2006. If we are not notified of a stockholder proposal by March 1, 2007, then the management personnel who have been appointed as proxies may have the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the proxy statement.
All stockholder proposals and other submissions should be addressed to the attention of the Secretary at the principal office of the Company and contain the information required by the Company’s bylaws.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are ADVENTRX stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or other nominee, and direct your written request to ADVENTRX Pharmaceuticals, Inc., 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121, Attention: Chief Financial Officer, or call 858-552-0866. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
ANNUAL REPORT
A copy of our 2005 Annual Report has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the annual meeting. The 2005 Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.
OTHER MATTERS
Our Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the proxy holders will vote in accordance with their best judgment.
Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

By Order of the Board of Directors

Evan Levine,
President and Chief Executive Office
San Diego, California
April 7, 2006

ANNUAL MEETING OF STOCKHOLDERS OF
ADVENTRX PHARMACEUTICALS, INC.
May 15, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.    â
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	The ratification of the appointment of J. H. Cohn LLP as the registered independent public accounting firm of ADVENTRX Pharmaceuticals, Inc. for the fiscal year ending December 31, 2006.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	M. Ross Johnson
		¡	Evan Levine
☐	WITHHOLD AUTHORITY	¡	Michael Goldberg
	FOR ALL NOMINEES	¡	Mark Pykett		THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
		¡	Mark Bagnall
☐	FOR ALL EXCEPT	¡	Keith Meister
(See Instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■
■

0 ■
ADVENTRX PHARMACEUTICALS, INC.
6725 Mesa Ridge Road, Suite 100
San Diego, CA 92121
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
ADVENTRX PHARMACEUTICALS, INC.
FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS
ON WEDNESDAY, MAY 15, 2006
     The shares of stock you hold in this account or in a dividend reinvestment account will be voted as you specify on the reverse side.
     If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.
      By signing the proxy, you revoke all prior proxies and appoint Mr. Evan Levine and Ms. Carrie Carlander, and each of them acting in the absence of the other, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instruction.

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
ADVENTRX PHARMACEUTICALS, INC.
May 15, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	The ratification of the appointment of J. H. Cohn LLP as the registered independent public accounting firm of ADVENTRX Pharmaceuticals, Inc. for the fiscal year ending December 31, 2006.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	M. Ross Johnson
		¡	Evan Levine
☐	WITHHOLD AUTHORITY	¡	Michael Goldberg
	FOR ALL NOMINEES	¡	Mark Pykett		THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
		¡	Mark Bagnall
☐	FOR ALL EXCEPT	¡	Keith Meister
(See Instruction below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■
■